Exhibit 99.1

Onconetix Chief Executive Officer Dr. Neil J. Campbell Issues Letter to Shareholders

CINCINNATI, December 19, 2023 – Onconetix, Inc., (Nasdaq: BWV) (“Onconetix” or the “Company”) today issued the following shareholder letter from the Company’s Chief Executive Officer, Dr. Neil Campbell.

To Our Valued Shareholders,

As 2023 draws to a close, I am eager to share with you the significant strides Onconetix, Inc. (formerly Blue Water Biotech, Inc.) has made in our journey towards becoming a leader in oncology. This past quarter has been transformative, marked by strategic shifts and notable achievements, all aimed at enhancing the value we bring to you as our shareholders.

To reflect our recent achievements and renewed oncology focus, we have rebranded as Onconetix™, Inc. This rebranding reflects a transformation of the business to one focused on the research, development and commercialization of proprietary science and technologies for therapeutics, diagnostics, and services for the treatment of cancer.

A key component of our focus is Entadfi®, an FDA-approved, once-daily oral treatment for benign prostatic hyperplasia (BPH). Set for launch in 2024, Entadfi® is poised to be an important product in our oncology therapeutics portfolio and has the potential to be a first-line treatment for BPH symptoms.

However, our larger strategy and vision for our commercial portfolio is a dual therapeutic and diagnostic approach. With our recent acquisition of Proteomedix, a commercial stage European oncology diagnostics company headquartered in Zurich, Switzerland, we have achieved just that. Now our cornerstone products are Entadfi® for the treatment of benign prostatic hyperplasia and Proclarix® for prostate cancer diagnostics.

In addition to significantly enhancing our emerging commercial portfolio, the acquisition of Proteomedix and its diagnostic platform marks a milestone in expanding our diagnostic capabilities worldwide. Proclarix® is CE-certified and adhering to both European (EAU) and American (AUA) guidelines. Proclarix® is already available in Europe and will be introduced in the U.S. through an exclusive partnership with a U.S. major laboratory corporation.

Joining the senior management team of Onconetix will be Dr. Ralph Schiess, PhD, co-founder of Proteomedix, as Chief Science Officer, and Mr. Christian Brühlmann, co-founder of Proteomedix, as Chief Strategy Officer and General Manager of Europe.

Finally, in line with our commitment to oncology, we have transitioned away from our preclinical vaccine programs. These programs are now transitioning back to our vaccine partners, ensuring their continued progress by others while we direct our resources towards more targeted initiatives in oncology.

As you can see, our strategy, bolstered by our latest acquisition, lays a solid foundation for Onconetix™ in the oncology sphere. We are focused on cultivating key partnerships, acquiring vital assets, and initiating our commercial revenue phase. Our goal is to build a company that is not only focused on growth for shareholders, but also on providing innovative solutions to clinicians, patients, and caregivers.

Your continued support and trust in Onconetix™ are invaluable to us. We are excited about the future and are committed to delivering on our promise of bringing groundbreaking solutions to the field of oncology.

Thank you for being a part of our journey.

Sincerely,

Dr. Neil J. Campbell
President & CEO
Onconetix, Inc.

About Onconetix, Inc.

Onconetix, Inc. (formerly Blue Water Biotech Inc. (BWV)) is a commercial stage biotechnology company focused on the research, development and commercialization of proprietary therapeutics, diagnostics and services for clinicians and patients for oncology. The Company currently has Entadfi®, an FDA approved, oral therapeutic for the treatment of benign prostatic hyperplasia (BPH), a disorder of the prostate, and Proclarix®, an advanced proprietary diagnostic system for screening and diagnosis for men with indeterminate Prostate Specific Antigen (PSA) assessments in prostate cancer oncology. For more information, visit www.onconetix.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Blue Water’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to Blue Water’s ability to integrate the Transaction described herein; risks related to Blue Water’s ability to commercialize ENTADFI® and Proclarix® described herein; risks related to Blue Water’s ability to expand its business scope and integrate the assets and commercial operations acquired in the Transaction into Blue Water’s business; risks related to Blue Water’s ability to attract, hire and retain skilled personnel necessary to commercialize and operate the company’s commercial products; the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the timing and progress of clinical development of our product candidates in oncology; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. Blue Water does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Blue Water’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2023, and periodic reports filed with the SEC on or after the date thereof. All of Blue Water’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Investor and Media Contact Information:

Russo Partners, LLC
Nic Johnson and Harrison Seidner, PhD
Telephone: (212) 845-4242
Email: Nic.Johnson@russopartnersllc.com